Exhibit 10.27

AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE ("Amendment") is dated January 26, 2015 to be effective as of January 1, 2015, between BF MONROVIA, LLC ("Landlord"), a California limited liability company, and Xencor, Inc., a California corporation (“Tenant”).

Landlord and Tenant are parties to that certain Lease dated January 1, 2015 (“Lease”), pursuant to which Landlord leases to Tenant Premises in a Buiding located at 111 West Lemon Street, Monrovia, CA, 91016.  Landlord and Tenant desire to amend the Lease to clarify certain provisions thereof.  All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree to amend the Lease as follows:

1.Sections 8.1 and 8.2 of the Lease are deleted in their entirety and replaced with the following:

8.1         Landlord’s Obligation.  Landlord shall be responsible for providing, and shall pay for water, gas, heat, light, electricity, and other utilities and services necessary for Landlord’s operation and maintenance of the of the Common Areas as provided in this Lease, together with any taxes thereon, all costs of which Landlord shall include in Operating Costs.  Additionally, Landlord acknowledges that under the Prior Lease and as of the date hereof, Tenant provides and pays for electricity provided to the entire Building, under one account with Sempra Energy and five accounts with Southern California Edison.  For so long as Tenant pays for electricity provided to the entire Building, Landlord shall reimburse Tenant: (a) one hundred percent (100%) of the cost of the Southern California Edison Account No. 3-017-9216-81; and (b) fifty percent (50%) of the cost of each of the Sempra Energy Account and of the Southern California Edison Account No. 3-020-2155-04, upon Tenant’s delivery of the bills for such costs. Tenant shall remain responsible to pay one hundred percent (100%) of the costs of the remaining Southern California Edison accounts.

8.2         Tenant’s Obligations.  Tenant shall be responsible for providing to the Premises, and shall pay for, all water, gas, heat, light, electricity, telephone, cable, internet service and all other utilities and services necessary to the operation of Premises, together with any taxes thereon (“Premises Utilities”).  Tenant shall make payments for the Premises Utilities directly to the provider thereof prior to the date any bill for any such Premises Utilities is due.  In the event it is necessary to install any meters for the separate metering of the Premises Utilities or any portion thereof, Tenant shall pay for such metering directly to the utility or installer thereof, except for any rewiring of the Premises for electricity which Landlord only may elect to do, for which Landlord shall pay and not include in Operating Costs.

2.Section 8.3 is amended to delete all references to “Premises Electricity” therein.

3.Effect of Amendment.  This Amendment sets forth the entire agreement between the Parties with respect to the matters set forth herein.  In the event of a conflict between the provisions of this Amendment and those of the Lease, the provisions of this Amendment shall control.  Except as set forth in this Amendment, the terms and provisions of the Lease are hereby ratified and declared to be in full force and effect.

4.Signatures.  This Amendment may be executed in multiple counterparts, each of which shalll be deemed an original, and together will constitute one instrument.  Each party may rely upon a facsimile or “pdf” counterpart of this Amendment signed by the other party with the same effect as if such party had received an original counterpart signed by such other party.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date set forth above.

“LANDLORD”	“TENANT”

BF MONROVIA, LLC, a California limited XENCOR, INC., a California corporation liability company

By:		By:
	Bonnie Burman, Co-Trustee of the	Name:
	David Blum 1993 Family Trust,	Title:
Managing Member

By:		By:
	Richard Rieder, Co-Trustee of the	Name:
	David Blum 1993 Family Trust,	Title:
Managing Member

-Signature Page to Amendment to Lease-